Exhibit 99.1

Immune Pharmaceuticals, Inc. and Subsidiaries

A Development Stage Enterprise

Condensed Consolidated Pro Forma Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2014 (As Stated)	Adjustment	June 30, 2014 (Adjusted)
Total current assets	3,354		3,354
Total long term assets	31,117		31,117
Total assets	$34,471		$34,471
Current liabilities	8,397		8,397
Warrant liability	5,560	(5,560)	—
Other non-current liabilities	13,823		13,823
Total liabilities	27,780		22,220
Total stockholders’ equity	6,691	5,560	12,251
Total liabilities and stockholders’ equity	$34,471		$34,471